UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2011

22nd Century Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer dentification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)

Registrant’s telephone number, including area code:  (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2011, 22nd Century Limited, LLC (the “Company”) a wholly-owned subsidiary of 22nd Century Group, Inc., entered into a Letter Agreement (the “Letter Agreement”) with North Carolina State University (“NCSU”).  The Letter Agreement provides that NCSU agreed to extend terms for (i) payments due and (ii) a peformance milestone under a license agreement effective as of March 6, 2009 between the Company and NCSU (the “License Agreement”). In addition, the Company agreed to pay  all outstanding amounts owed to NCSU on the earlier of (i) the closing of a capital raise of at least $5 million or (ii) October 15, 2012.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement between the Company and NCSU dated November 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

Date: November 23, 2011	/s/ Joseph Pandolfino
Joseph Pandolfino
Chief Executive Officer